Exhibit 32

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Ohio  Valley  Banc  Corp.  (the “Corporation”) on  Form  10-Q  for the  quarterly period ended September 30, 2015  (the “Report”),  the undersigned  Thomas E. Wiseman, President and Chief Executive Officer of the Corporation, and Scott W. Shockey, Senior Vice President and Chief Financial Officer of the Corporation, each certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

*/s/Thomas E. Wiseman	*/s/Scott W. Shockey
Thomas E. Wiseman	Scott W. Shockey
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer

Dated: November 9, 2015	Dated: November 9, 2015

*
This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section.  This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Corporation specifically incorporates it by reference in any such filing.